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                                                                     EXHIBIT 1.2

                     UNITED PAN-EUROPE COMMUNICATIONS N.V.

                                ORDINARY SHARES
                      (NOMINAL VALUE EURO 0.30 PER SHARE)

                       IN THE FORM OF ORDINARY SHARES OR
                          AMERICAN DEPOSITARY SHARES

                          AGREEMENT BETWEEN U.S. AND
                     INTERNATIONAL UNDERWRITING SYNDICATES

                                                             February ____, 1999

     This Agreement is made between: (a) Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated and Donaldson, Lufkin & Jenrette Securities Corporation, as representatives (the "U.S. Representatives") for the United States underwriters (the "U.S. Underwriters") listed in Schedule I to the Underwriting Agreement (U.S. Version) (the "U.S. Underwriting Agreement"), dated the date hereof, among the U.S. Underwriters, United Pan-Europe Communications N.V. (the "Company") and United International Holdings, Inc. ("Parent"); and (b) Goldman Sachs International ("GSI") and Morgan Stanley & Co. International Limited ("MSIL"), as Lead Managers (the "Lead Managers") for the international underwriters (the "International Underwriters") listed in Schedule I to the Underwriting Agreement (International Version) (the "International Underwriting Agreement"), dated the date hereof, among the International Underwriters, the Company and Parent. The U.S. Underwriters and the International Underwriters are herein collectively called the "Underwriters", each such group of Underwriters is sometimes separately called a "syndicate", and Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated and Donaldson, Lufkin & Jenrette Securities Corporation on the one hand, and GSI and MSIL on the other hand, are sometimes called "syndicate representatives" of the U.S. Underwriters and the International Underwriters, respectively. GSI and MSIL shall act as joint global coordinators (the "Joint Global Coordinators") of the offerings described herein.

     The U.S. Underwriters, pursuant to the U.S. Underwriting Agreement, have agreed to purchase [___________] Firm Shares and, at the option of the U.S. Underwriters, up to an additional [___________] Optional Shares (collectively, the "U.S. Shares"), in the form of shares of Stock or ADSs, and the International Underwriters, pursuant to the International Underwriting
Agreement, have agreed to purchase [______] Firm Shares and, at the option of the International Underwriters, up to an additional [________] Optional Shares (collectively, the "International Shares"), in the form of shares of Stock or ADSs. In respect of these offerings, the U.S. Underwriters have entered into an Agreement among Underwriters (U.S. Version) (the "U.S. AAU") and the International Underwriters have entered into an Agreement among Underwriters (International Version) (the "International AAU") (each separately referred to as an "AAU"). The U.S. Underwriters and the International Underwriters deem it necessary and advisable in connection therewith that certain of their respective activities be coordinated pursuant to this Agreement. The U.S. Shares and the International Shares are hereinafter referred to collectively as the "Shares". The "overall underwriting proportion" and the "syndicate underwriting proportion" of any Underwriter or group of Underwriters shall be that proportion which is to be underwritten by such Underwriter or Underwriters of either (x) all of the
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Shares or (y) of all the Shares of the relevant syndicate (in the case of (x) or
(y) exclusive of Optional Shares, except as the Joint Global Coordinators may decide). Terms not defined herein are used as defined in the underwriting agreements referred to above.

     1. The U.S. Underwriters, acting through the U.S. Representatives, and the International Underwriters, acting through the Lead Managers, agree that from time to time until the termination of certain provisions of the U.S. AAU they will consult with and advise each other as to the availability for sale of Shares purchased pursuant to the U.S. Underwriting Agreement or the International Underwriting Agreement and remaining unsold. From time to time, at (but only at) the direction of or with the consent of the Joint Global Coordinators, in consultation with Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated [and Donaldson, Lufkin & Jenrette Securities Corporation], the Underwriters may purchase and sell from one syndicate to the other some or all of such unsold Shares.

     Unless otherwise determined by the Joint Global Coordinators, the price and currency settlement of any Shares so purchased or sold shall be the original public offering price, in United States dollars, less an amount not greater than the selling concession of the U.S. Shares (adjusted, if necessary, in the case of the purchase of ADSs to reflect the ratio of shares of Stock per ADS). Settlement with respect to any Shares or ADSs transferred hereunder prior to a Time of Delivery shall be made on such Time of Delivery if feasible but in no event later than five business days after the transfer date. The Shares or ADSs so purchased shall be delivered on the respective settlement dates or other mutually satisfactory settlement shall be made. The liability for payment to the Company of the purchase price of the Shares being purchased under the respective underwriting agreements shall not be affected by the provisions of this Agreement.

     In connection with the purchase or sale of Shares from one syndicate to the other pursuant to this Section 1, the obligations of each Underwriter, subject to the availability of unsold Shares or ADSs in the case of a sale by an Underwriter's syndicate, shall be in accordance with the syndicate underwriting proportion of each Underwriter; provided, however, that an Underwriter, with the consent of its syndicate representatives, may agree to purchase or sell more or fewer Shares or ADSs than would constitute its syndicate underwriting proportion and the number of Shares to be purchased or sold by the other Underwriters in the same syndicate shall be computed after giving effect to such variance. Except as provided in this paragraph, the allocation of rights and obligations of Underwriters in respect of any purchase of Shares or ADSs from or sale of Shares or ADSs to the other syndicate shall be governed by the applicable provisions of the respective syndicate's AAU and the Joint Global Coordinators are authorized to effect any and all such transactions for the respective accounts of the Underwriters as provided herein.

     2. All stabilization transactions, whether in the United States or otherwise, shall be conducted at the direction of and subject to the control of GSI, so that stabilization activities worldwide shall be coordinated and conducted in compliance with any applicable laws and regulations. If requested and subject to applicable law, each syndicate representative shall effect such stabilization transactions in such amounts, at such prices, in such terms and in such manner as GSI shall direct. All such stabilization transactions shall be for the respective accounts of the U.S. Underwriters and the International Underwriters in accordance with their respective overall underwriting proportions.
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     3.   GSI in consultation with MSIL shall have sole responsibility with respect to establishing the amount of Optional Shares to be purchased by the U.S. Underwriters and the International Underwriters and, subject to the authority of GSI under Section 2 hereof, with respect to overallotments in arranging for sales of Shares for the accounts of all such Underwriters.
Neither syndicate shall exercise the overallotment option granted to it by the Company without the prior approval of GSI, and each syndicate shall exercise such option if, when and to the extent directed by GSI in consultation with MSIL. Each syndicate shall be solely responsible for profits and losses arising from its overallotments; provided, however, that to the extent that one syndicate may be accorded an overallotment option that is disproportionate to its aggregate underwriting commitment at the expense of the size of the overallotment option of the other syndicate, GSI in consultation with MSIL may reallocate between the syndicates profits and losses arising from overallotments.

     4. The U.S. Underwriters agree for the benefit of the International Underwriters to comply with the U.S. AAU and the International Underwriters agree for the benefit of the U.S. Underwriters to comply with the International AAU, and to reconfirm the geographic selling restrictions applicable to the offerings, as summarized in Annex A hereto.

     5.   The U.S. Representatives and the Lead Managers agree that:

     (a) If a Time of Delivery is not on the day provided in the U.S. Underwriting Agreement and in the International Underwriting Agreement, they will mutually agree on a postponed date within the time permitted by such underwriting agreements and the settlement dates herein provided shall be adjusted accordingly;

     (b) Changes in the public offering price or in the selling concession and reallowance to dealers will be made only after consultation among them, but in accordance with the direction of the Joint Global Coordinators, during the consultation period specified in the first sentence of Section 1 hereof;

     (c) Each syndicate, through the respective syndicate representatives, will keep the other fully informed of the progress of the offering and distribution of the Shares; and

     (d) The Lead Managers shall not terminate the International Underwriting Agreement pursuant to the conditions set forth in Section 7 thereof except after consultation with the U.S. Representatives, and the U.S. Representatives shall not terminate the U.S. Underwriting Agreement pursuant to the conditions set forth in Section 7 thereof except after consultation with the International Underwriters.

     6. The obligations of the Underwriters set forth in Sections 1, 2, 3 and 4 hereof shall terminate upon the termination of certain provisions (including the geographic selling restrictions) of the U.S. AAU pursuant to Section 10 thereof, which termination shall be on the thirtieth full business day after the Firm Shares are released by the U.S. Representatives for sale to the public, unless earlier terminated by the U.S. Representatives as provided therein. The Lead Managers shall cause the termination of the corresponding provisions of the International AAU simultaneously with such termination of provisions of the U.S. AAU.

     7. Any global or regional advertising with respect to the offering shall be under the control of the Joint Global Coordinators.
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     8.   Each Underwriter acknowledges that the Company has agreed to pay or cause to be paid to GSI, as joint global coordinator and solely for its account, an amount not to exceed U.S. $[__________________] in lieu of reimbursement of expenses relating to the underwriting and distribution of the Shares common to the U.S. Underwriters and the International Underwriters. Each of the U.S. Underwriters and the International Underwriters agrees that the fees and disbursements of Debevoise & Plimpton (U.S. counsel to the Underwriters) and Nauta Dutilh (Netherlands counsel to the Underwriters), reasonable out-of-pocket expenses of the Joint Global Coordinators, reasonable out-of-pocket expenses of the U.S. Representatives and the Lead Managers (other than the fees and disbursements of any local counsel to the International Underwriters) and the costs of global advertising, if any, shall constitute expenses common to them. The U.S. Underwriters and the International Underwriters agree that common expenses in excess of the amount received by GSI described in the first sentence of this paragraph shall be shared among them in accordance with their respective overall underwriting proportions. Except with respect to such common expenses, the International Underwriters will pay the aggregate expenses incurred in connection with the purchase, carrying or sale of the International Shares, and the U.S. Underwriters will pay the aggregate expenses incurred in connection with the purchase, carrying or sale of the U.S. Shares. Notwithstanding the foregoing, the U.S. Underwriters and the International Underwriters agree that stabilization transactions and overallotments, purchases and sales of any securities pursuant to Sections 2 and 3 hereof, and any expenses in respect thereof, will be for their respective accounts in accordance with Sections 2 and 3 hereof. The ascertainment of all expenses and apportionment thereof by GSI shall be conclusive.

     Each U.S. Underwriter and International Underwriter agrees to pay GSI an amount equal to U.S. $[__________________] per Share in respect of the overall underwriting proportion of such Underwriter as compensation for the services of the Joint Global Coordinators in connection with the offerings described herein, to be divided as agreed between the Joint Global Coordinators, and authorizes each of the U.S. Representatives and the Lead Managers, as the case may be, at their discretion, to charge its account therefor.

     9. Neither the U.S. Representatives nor the Lead Managers shall, by virtue of executing this Agreement, have any liability to any other Underwriter for the failure of another Underwriter to perform its obligations under either underwriting agreement or either AAU. The duties of the Joint Global Coordinators hereunder shall be administrative and not fiduciary in nature.

     10. This Agreement may be amended before or after any Time of Delivery by mutual written agreement of the undersigned U.S. Representatives and Lead Managers.

     11. This Agreement may be signed in any number of counterparts, which together shall constitute one and the same instrument, and shall be binding upon and inure to the benefit of all of the Underwriters.
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     12.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, United States of America.

     IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first above written by the undersigned for themselves and for the Underwriters as set forth above.

                         Acting on behalf of themselves and the other
                          U.S. Underwriters:


                         Goldman, Sachs & Co.


                         ______________________
                         (Goldman, Sachs & Co.)



                         Morgan Stanley & Co. Incorporated


                         By: ______________________
                            Name:
                            Title:



                         Donaldson, Lufkin & Jenrette Securities Corporation


                         By: ______________________
                            Name:
                            Title:



                         Acting on behalf of themselves and the other
                         International Underwriters:


                         Goldman Sachs International


                         By: ______________________
                            Name:
                            Title:



                         Morgan Stanley & Co. International Limited


                         By: ______________________
                            Name:
                            Title:
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                                                                         Annex A
                                                                         -------


                  SUMMARY OF GEOGRAPHIC SELLING RESTRICTIONS

U.S. Underwriters (as set forth in Section 4 of the U.S. AAU):

     U.S. Underwriters may offer and sell only:

     (a) in the United States of America (including the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (the "United States"); and

     (b)  to "U.S. Persons", meaning

          (i)  individuals resident in the United States, and

          (ii) corporations, partnerships or other entities organized in or under the laws of the United States or any political subdivision thereof and whose office most directly involved in the purchase is located in the United States (including any such entity constituting an investment adviser acting with discretionary authority for a non-U.S. Person);

     subject to the following exceptions:

     (a) sales by offices of (i) Goldman, Sachs & Co. acting as agent for GSI and (ii) Morgan Stanley & Co. Incorporated acting as agent for MSIL, and

     (b) with the prior written approval of GSI and MSIL, sales by a foreign branch of a U.S. Underwriter acting on behalf of an affiliated International Underwriter.

International Underwriters (as set forth in Section 3(d) of the International
AAU):

        International Underwriters may offer and sell only outside the United States to non-U.S. Persons (including any such entity constituting an investment adviser located outside the United States acting with discretionary authority for a U.S. Person).